EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-43114, 333-89082, 333-121437 and 333-137351) and in the Registration Statements on Form S-3 (Nos. 333-65716, 333-70562, 333-86892, 333-102273, 333-102995, 333-103980, 333-121438, 333-121475, 333-135096, 333-137350 and 333-141193) of Monogram Biosciences, Inc. of our report dated March 11, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 11, 2008